Exhibit 10.22

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of February 27, 2006 (this “Amendment”), relating to the Credit Agreement referenced below, is by and among PHOSPHATE HOLDINGS, INC., a Delaware corporation, and MISSISSIPPI PHOSPHATES CORPORATION, a Delaware corporation (collectively, the “Borrowers”), the lenders identified on the signature pages thereto (the “Lenders”), and PNC Bank, National Association, a national banking association, as agent for the Lenders (in such capacity, the “Agent”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $15,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of March 24, 2005 (as amended and modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended as set forth below:

(a) New definitions of “Eligible Insurance Claims” and “Eligible Insurance Claims Advance Rate” are added to Section 1.2 in correct alphabetical order to read as follows:

“Eligible Insurance Claims” shall mean the amount of Borrowers’ outstanding insurance claims under their $150,000,000 property and business insurance policies less (i) the amount of any projected/actual differences and (ii) claims in negotiation.

“Eligible Insurance Claims Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

(b) Section 2.1(a) is amended to read as follows:

“2.1.(a) Revolving Advances.

Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts such that such Lender’s Commitment Percentage of all outstanding Revolving Advances plus such Lender’s Commitment Percentage of all outstanding Letters of Credit shall not exceed its Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) up to 85%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii) up to the lesser of (A) 65%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory, (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) or (C) $8,000,000 in the aggregate at any one time (“Inventory Advance Rate”), plus

(iii) through and including August 31, 2006, up to the lesser of (A) 50%, subject to the provisions of Section 2.1(b) hereof, of Eligible Insurance Claims, or (B) $5,000,000 in the aggregate (the “Eligible Insurance Claims Advance Rate”), minus

(iv) such reserves as Agent may reasonably deem proper and necessary from time to time in its reasonable credit judgment exercised in good faith, including, without limitation, a reserve of $2,000,000 commencing on September 1, 2006.

The amount derived from the sum of (w) Sections 2.1(a)(y)(i), (ii) and (iii) minus (z) Section 2.1 (a)(y)(iv) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).”

(c) Section 6.5(b) is amended to read as follows:

“(b) Fixed Charge Coverage Ratio.

Cause to be maintained a Fixed Charge Coverage Ratio of not less than (i) 1.2 to 1.0 for the three month period ending June 30, 2006; (ii) 1.2 to 1.0 for the six month period ending September 30, 2006; (iii) 1.2 to 1.0 for the nine month period ending December 31, 2006; and (iv) 1.2 to 1.0 for the twelve month period ending March 31, 2007 and for the four quarter period ending as of each fiscal quarter thereafter.”

(d) A new 6.5(c) is added to the Credit Agreement to read as follows:

“(c) Consolidated EBITDA.

Cause to be maintained a Consolidated EBITDA of not less than (i) $500,000 for the one month period ending March 31, 2006; (ii) $1,200,000 for the two month period ending April 30, 2006; and (iii) $1,700,000 for the three month period ending May 31, 2006.”

(e) Section 7.6 is amended to read as follows:

“7.6. Capital Expenditures.

Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount in excess of $5,000,000. For fiscal year 2006 only, Capital Expenditures for purposes of the calculation of this covenant shall not include Capital Expenditures recorded on Borrowers’ books as the result of “involuntary conversion” income (income generally consisting of the difference between the cost of repair or replacement of damaged assets and the historical carrying value of such assets).”

(f) Section 13.1 is amended to read as follows:

“13.1. Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until March 24, 2008 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations. In the event this Agreement is terminated in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) $300,000 if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) $150,000 if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) $75,000 if the Early Termination occurs on or after the second anniversary of the

Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.”

2. Waiver. The Agent hereby waives the violation by the Borrowers of the financial covenant set forth in Section 6.5(b) for the quarters ending September 30, 2005 and December 31, 2005.

3. Amendment Fee. The Borrowers agree to pay the Agent an amendment fee of $25,000.

4. Representations and Warranties. The Borrowers hereby represent and warrant in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

5. Acknowledgments, Affirmations and Agreements. The Borrowers (i) acknowledge and consent to all of the terms and conditions of this Amendment and (ii) affirm all of their obligations under the Credit Agreement and the Other Documents.

6. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

7. Expenses. The Borrowers agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

9. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	PHOSPHATE HOLDINGS, INC., a Delaware corporation

By: /s/ Robert E. Jones
Name: Robert E. Jones
Title: President

MISSISSIPPI PHOSPHATES CORPORATION, a Delaware corporation

By: /s/ Robert E. Jones
Name: Robert E. Jones
Title: Chief Executive Officer

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent and as Lender

By: /s/ O. Theodore Kuber, Jr.
Name: O. Theodore Kuber, Jr.
Title: Vice President

5